As filed with the Securities and Exchange Commission on January 26, 2022

Registration No. 333-257485

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 11
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JHD Technologies Limited
(Exact name of registrant as specified in its charter)

Cayman Islands	5900	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

c/o JHD Holdings Limited
Unit 06, 12/F
No. 555 Haiyang West Road
Pudong, Shanghai
PRC
Attn: Nicholas Wang, Chief Executive Officer
+86 (21) 6168 4593

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq. Jessica Yuan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300	Simon Schilder Michael Killourhy Ogier Ritter House Wickhams Cay II PO Box 3170 Road Town, Tortola British Virgin Islands, VG1110 (284) 852-7300	Mark Mandel, Esq. Thomas J. Rice, Esq. Michelle Heisner, Esq. Baker & McKenzie LLP 452 Fifth Avenue New York, NY 10018 (212) 626-4100

Alan Craig
Charlie Pywell
Campbells LLP
4th Floor, Willow House
Cricket Square,
Grand Cayman, KY1-9010
Cayman Islands
(345) 949-2648

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the Business Combination contemplated by the Amended and Restated Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer)	☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 11 to the Company’s Registration Statement on Form S-4 is to amend the exhibit index and to file exhibit 23.6. Accordingly, this Amendment No. 11 consists only of the facing page, this explanatory note, Part II, including the signature page and the exhibit index, and the exhibit filed herewith. This Amendment No. 11 does not contain a copy of the proxy statement/prospectus that was included in Amendment No. 10 to the Company’s Registration Statement on Form S-4 and is not intended to amend or delete any part of the prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud, willful neglect, willful default or the consequences of committing a crime. Pubco’s amended and restated memorandum and articles of association provides that, subject to certain limitations, Pubco will indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity shall not apply if the person acted dishonestly, in wilful default or fraudulently.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1***	Second Amended and Restated Business Combination Agreement, dated as of October 7, 2021, by and among East Stone Acquisition Corporation, Navy Sail International Limited, JHD Technologies Limited, Yellow River MergerCo Limited, JHD Holdings (Cayman) Limited, Yellow River (Cayman) Limited and, solely for purposes of Section 10.3 and Articles XII and XIII thereof, Double Ventures Holdings Limited (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A).
2.3*	First Amendment dated November 10, 2021 to Second Amended and Restated Business Combination Agreement, dated as of October 7, 2021, by and among East Stone Acquisition Corporation, Navy Sail International Limited, JHD Technologies Limited, Yellow River MergerCo Limited, JHD Holdings (Cayman) Limited, Yellow River (Cayman) Limited and, solely for purposes of Section 10.3 and Articles XII and XIII thereof, Double Ventures Holdings Limited (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A) (incorporated by reference to Exhibit 10.3 of East Stone’s Form 8-K filed November 12, 2021).
3.1***	Memorandum and Articles of Association of Pubco.
3.2*	Form of Amended and Restated Memorandum and Articles of Association of Pubco (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B).
3.3	Amended and Restated Memorandum and Articles of Association of East Stone (incorporated by reference to Exhibit 3.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.1	Specimen Unit Certificate of East Stone (incorporated by reference to Exhibit 4.3 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.2	Specimen Ordinary Share Certificate of East Stone Acquisition Corporation (incorporated by reference to Exhibit 4.4 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.3	Specimen Warrant Certificate of East Stone (incorporated by reference to Exhibit 4.5 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.4	Specimen Right Certificate of East Stone (incorporated by reference to Exhibit 4.6 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.5**	Specimen Warrant Certificate of Pubco.
4.6	Warrant Agreement, dated as of February 19, 2020, by and between East Stone and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
4.7	Rights Agreement, dated as of February 19, 2020, by and between East Stone and Continental Stock Transfer & Trust Company, as rights agent (incorporated by reference to Exhibit 4.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
5.1***	Opinion of Campbells LLP.
8.1***	Form of Tax opinion of Ellenoff Grossman & Schole LLP.

Exhibit No.	Description
10.1	Letter Agreement, dated February 19, 2020, by and among East Stone, its initial shareholders, anchor investors, directors and officer (incorporated by reference to Exhibit 10.1 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.2	Investment Management Trust Agreement, dated February 19, 2020, by and between East Stone and CST, as trustee (incorporated by reference to Exhibit 10.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.3	Administrative Support Agreement, dated February 19, 2020, by and between East Stone and East Stone Capital Limited (incorporated by reference to Exhibit 10.3 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.4	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and the Sponsor (incorporated by reference to Exhibit 10.4 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.5	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and I-Bankers (incorporated by reference to Exhibit 10.5 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.6	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and Hua Mao (incorporated by reference to Exhibit 10.6 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.7	Unit Subscription Agreement, dated as of February 24, 2020, by and between East Stone and Cheng Zhao (incorporated by reference to Exhibit 10.7 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.8	Registration Rights Agreement, dated as of February 19, 2020, by and between East Stone and certain securityholders (incorporated by reference to Exhibit 10.8 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.9	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Xiaoma (Sherman) Lu (incorporated by reference to Exhibit 10.9 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.10	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Chunyi (Charlie) Hao (incorporated by reference to Exhibit 10.10 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.11	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Michael S. Cashel (incorporated by reference to Exhibit 10.11 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.12	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and Sanjay Prasad (incorporated by reference to Exhibit 10.12 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.13	Indemnity Agreement, dated as of February 19, 2020, by and between East Stone and William Zielke (incorporated by reference to Exhibit 10.13 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.14	Share Escrow Agreement, dated as of March 4, 2020, by and among East Stone, the Initial Shareholders and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.1 of East Stone’s Form 8-K filed with the SEC on March 4, 2020).
10.15	Business Combination Marketing Agreement, dated February 19, 2020, by and between East Stone and I-Bankers (incorporated by reference to Exhibit 1.2 of East Stone’s Form 8-K filed with the SEC on February 25, 2020).
10.16***	Securities Purchase Agreement between the Registrant and sponsor (incorporated by reference to Exhibit 10.4 of East Stone’s Form S-1 filed with the SEC on January 17, 2020).
10.17***	Promissory Note issued to Navy Sail International Limited by the Registrant (incorporated by reference to Exhibit 10.11 of East Stone’s Form S-1 filed with the SEC on January 17, 2020)
10.18***	Management Agreement, dated May 10, 2016, by and between Yellow River Management, LLC and Yellow River (Cayman) Limited.
10.19***	Management Agreement, dated January 1, 2021, by and between Yellow River Management, LLC and Yellow River Corporation Limited.
10.20***	Management Agreement, dated February 10, 2021, by and between Yellow River Management, LLC and JHD Holdings (Cayman) Limited.

Exhibit No.	Description
10.21***#	English translation of the Loan Agreement, dated March 21, 2021, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.22***#	English translation of the Loan Agreement, dated May 10, 2019, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.23***#	English translation of the Loan Agreement, dated July 9, 2019, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.24***#	English translation of the Loan Agreement, dated October 12, 2019, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.25***#	English translation of the Loan Agreement, dated November 22, 2019, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.26***#	English translation of the Loan Agreement, dated March 19, 2020, by and between Guizhou Guinong Technology Holding Company and Guizhou Gongxiao e-Commerce Co., Ltd.
10.27***	Promissory Note, dated June 30, 2021, by East Stone Acquisition Corporation in favor of Yellow River Asset Management.
10.28***	Amended and Restated Convertible Promissory Note, dated May 24, 2021, by and between JHD Holdings (Cayman) Limited and BaccaChinaHz, LLC.
10.29***	Amended and Restated Convertible Promissory Note, dated May 24, 2021, by and between JHD Holdings (Cayman) Limited and LH CHIG, LLC.
10.30***	Amended and Restated Promissory Note, dated May 26, 2021, by and between JHD Holdings (Cayman) Limited and Anton Yachmenev.
10.31***	Convertible Promissory Note, dated September 3, 2021, by and between JHD Holdings (Cayman) Limited and Lycos Management.
10.32***	English translation of the form of Sales Contract with Inner Mongolia Yili Industrial Co., Ltd. Liquid Milk Business Unit.
10.33***#	Loan Agreement, dated December 2017, by and among Pure Value Trading Company (Shanghai) Limited, Shufen Xiao, Xiaoli Lou and Jihuiduo Technology Limited.
10.34***#	Call Option Agreement, dated December 2017, by and among Pure Value Trading Company (Shanghai) Limited, Shufen Xiao, Xiaoli Lou and Jihuiduo Technology Limited.
10.35***#	Power of Attorney issued by Xiaoli Lou to Pure Value Trading Company (Shanghai) Limited.
10.36***#	Power of Attorney issued by Shufen Xiao to Pure Value Trading Company (Shanghai) Limited.
10.37***#	English Translation of the Letter of Indemnification and Release, dated December 2017, by and between Pure Value Trading Company (Shanghai) Limited and Xiaoli Lou.
10.38***#	English Translation of the Letter of Indemnification and Release , dated December 2017, by and between Pure Value Trading Company (Shanghai) Limited and Shufen Xiao.
10.39***#	Spousal Consent, dated December 2017, issued by Xiangyang Chai, the spouse of Xiaoli Lou.
10.40***#	Spousal Consent, dated December 2017, issued by Shiyuan Li, the spouse of Shufen Xiao.
10.41***#	Equity Pledge Agreement, dated December 2017, by and between Pure Value Trading Company (Shanghai) Limited and Xiaoli Lou.
10.42***#	Equity Pledge Agreement, dated December 2017, by and between Pure Value Trading Company (Shanghai) Limited and Shufen Xiao.
10.43***#	Exclusive Services Agreement, dated December 2017, by and between Jihuiduo Technology Limited and Pure Value Trading Company (Shanghai) Limited.
10.44***#	Intellectual Property License Agreement, dated December 2017, by and between and Pure Value Trading Company (Shanghai) Limited and Jihuiduo Technology Limited.
10.45***	Form of Lock-Up Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex E).
10.46***	English Translation of the Investment Agreement, dated October 2, 2021, by and between Qingdao Hainuo Investment Development Co., Ltd. and Pure Value Trading Company (Shanghai) Limited.
10.47	Form of Forward Share Purchase Agreement (incorporated by reference to Exhibit 10.1 of East Stone’s Form 8-K filed with the SEC on November 12, 2021).
10.48	Form of Share Transfer Agreement (incorporated by reference to Exhibit 10.2 of East Stone’s Form 8-K filed with the SEC on November 12, 2021).
10.49***	Founder Share Letter dated February 16, 2021, by and among, JHD Holdings (Cayman) Limited, East Stone Acquisition Corporation, Double Ventures Holdings Limited, Navy Sail International Limited, Chunyi (Charlie) Hao, and Xiaoma (Sherman) Lu.

Exhibit No.	Description
10.50	Amendment to Letter Agreement Regarding Forfeiture of Founder Shares dated November 12, 2021 by and among, JHD Holdings (Cayman) Limited, East Stone Acquisition Corporation, Double Ventures Holdings Limited, Navy Sail International Limited, Chunyi (Charlie) Hao, Xiaoma (Sherman) Lu, Yellow River (Cayman) Limited and JHD Technologies Limited (incorporated by reference to Exhibit 10.4 of East Stone’s Form 8-K filed with the SEC on November 12, 2021).
10.51***	Convertible Promissory Note, dated November 22, 2021, by and between JHD Holdings (Cayman) Limited and Lycos Management.
14.1***	Form of Code of Ethics
21.1***	List of Subsidiaries of Pubco Post-Business Combination.
23.1***	Consent of WithumSmith+Brown, PC.
23.2***	Consent of Marcum Bernstein & Pinchuk LLP.
23.3***	Consent of Campbells LLP (included in Exhibit 5.1).
23.4***	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 8.1).
23.5***	Consent of Shanghai iResearch Co., Ltd.
23.6*	Consent of DaHui Lawyers
99.1**	Form of Proxy for Special Meeting of Shareholders of East Stone Acquisition Corporation (included as Annex C to the proxy statement/prospectus).
99.2***	Consent of Alan Clingman to be Named as a Director.
99.3***	Consent of Xiaoma (Sherman) Lu to be Named as a Director.
99.4***	Consent of Vladimir Leyviman to be Named as a Director.
99.5***	Consent of James Friel to be Named as a Director.
99.6***	Consent of Xin Yue Jasmine Geffner to be Named as a Director.
99.7***	Consent of Michael Cashel to be Named as a Director.
99.8***	Consent of Jennifer Liu to be Named as a Director.

*	Filed herewith.
**	To be filed by amendment.

***	Previously filed.

#	Certain information has been redacted from this exhibit pursuant to (a) Item 601(b)(10)(iv) of Regulation S-K because it is both not material and customarily and actually treated as private and confidential or (b) Item 601(a)(6) Regulation S-K because disclosure of such information would constitute a clearly unwarranted invasion of personal privacy. The Registrant hereby agrees to furnish an unredacted copy of the exhibit and its materiality, privacy and confidentiality analyses to the Commission upon request.

†	Exhibits, annexes and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted exhibits, annexes and schedules to the Commission upon request.

Item 22. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on January 26, 2022.

JHD Technologies Limited

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on the dates indicated.

Name	Title	Date

/s/ Jun Wang	Director	January 26, 2022
Jun Wang	(Principal Executive Officer and Principal Financial and Accounting Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, the undersigned, the duly undersigned representative in the United States of JHD Technologies Limited, has signed this registration statement in Newark, Delaware on January 26, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director